UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

FIRST MARINER BANCORP

(Exact name of registrant as specified in charter)

Maryland	000-21815	52-1834860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (410) 342-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 30, 2011, First Mariner Bancorp (the “Company”) received a letter from the NASDAQ Stock Market (“Nasdaq”) notifying the Company that it has determined to deny the request of the Company for continued listing on Nasdaq.  Nasdaq indicated that it would suspend the trading of the shares of Company common stock effective at the open of business on September 1, 2011.  The Company’s common stock will be quoted on the Over-the-Counter Bulletin Board (“OTCBB”) starting on September 1.  Nasdaq’s determination was based on the Company’s failure to comply with:  (1) Nasdaq Listing Rule 5450(b), which requires maintenance of a minimum of $2.5 million in shareholders’ equity; and (2) Nasdaq Listing Rule 5450(a)(1), which requires maintenance of a minimum bid price of $1.00 per share.  Nasdaq’s determination followed an appeal by the Company of Nasdaq’s initial delisting determination to a Nasdaq Listing Qualifications Panel on August 25, 2011.   For more information, see the Company’s press release dated August 31, 2011, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

Number	Description

99.1	Press Release dated August 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

/s/ Paul Susie
Paul Susie
Chief Financial Officer

Date: August 31, 2011